Amendment No. 1 to Employment Agreement

This Amendment No. 1 to Employment Agreement is made as of the 16th day of December, 2004, by and between Clinical Data, Inc., a Delaware corporation formerly known as Novitron International, Inc. (together with its subsidiaries and affiliates hereinafter referred to as the "Company"), and Israel M. Stein, M.D. (hereinafter referred to as the "Employee").

WHEREAS, the Company and the Employee entered into that certain Employment Agreement dated as of October 29, 2001 (the "Employment Agreement"), providing for the employment of the Employee in an executive capacity with the Company upon the terms and subject to the conditions set forth in the Employment Agreement; and

WHEREAS, the Company and the Employee now wish to amend the Employment Agreement in accordance with the terms and conditions set forth in this Amendment No. 1 thereto.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Company and the Employee, intending to the legally bound, hereby agree as follows:

Certain Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement.

Employee’s Title. Upon the effective date of this Amendment No. 1 to the Employment Agreement, Employee’s title shall be President and Chief Executive Officer of the Company. The parties expressly acknowledge and agree that the amendment of the Employee’s title effected pursuant to this Section 2 shall not constitute grounds for Employee to resign from the Company with good reason under Section 4F of the Employment Agreement.

No Further Amendment. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Employment Agreement as of the date first above written.

Clinical Data, Inc. Employee

By: ______________________ ______________________________

Name: ____________________ Israel M. Stein, M.D.

Title: _____________________